UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

ARIBA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California (Address of principal executive offices)	94089 (Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 2, 2006, Kevin Costello, Executive Vice President and Chief Commercial Officer of Ariba, Inc. (“Ariba”), entered into a written sales plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 (a “Sales Plan”). Mr. Costello’s Sales Plan is intended to be in effect through January 2008, and is in addition to Mr. Costello’s sales plan which was disclosed in a Current Report on Form 8-K filed on June 16, 2006.

On November 7, 2006, Kent Parker, Executive Vice President and General Manager of Ariba, entered into a Sales Plan. Mr. Parker’s Sales Plan is intended to be in effect through January 2008, and is in addition to Mr. Parker’s sales plan which was disclosed in a Current Report on Form 8-K filed on June 16, 2006.

The Sales Plans provide Mr. Costello and Mr. Parker with an opportunity to diversify their investment portfolios while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information regarding Ariba.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: November 8, 2006	By:	/s/ JAMES W. FRANKOLA
James W. Frankola Executive Vice President and Chief Financial Officer